SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-6463
SERIES NO.: 11

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 1,798
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $   254
        Class C                                                      $   356
        Class R                                                      $    48
        Investor Class                                               $   651
        Institutional Class                                          $ 4,195

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                    $000.2185
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                    $000.1157
        Class C                                                    $000.1157
        Class R                                                    $000.1844
        Investor Class                                             $000.2185
        Institutional Class                                        $000.2948

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                        6,002
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        2,121
        Class C                                                        3,102
        Class R                                                          254
        Investor Class                                                 2,897
        Institutional Class                                           21,363

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 15.53
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 15.42
        Class C                                                      $ 15.08
        Class R                                                      $ 15.51
        Investor Class                                               $ 15.73
        Institutional Class                                          $ 15.61